As filed with the Securities and Exchange Commission on March 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INOTEK PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3475813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Inotek Pharmaceuticals Corporation

91 Hartwell Avenue

Lexington, MA 02421

(781) 676-2100

(Address of Principal Executive Offices)

Inotek Pharmaceuticals Corporation Amended and Restated 2014 Stock Option and Incentive Plan

Inotek Pharmaceuticals Corporation Amended and Restated 2014 Employee Stock Purchase Plan

(Full Title of the Plans)

David P. Southwell

President and Chief Executive Officer

91 Hartwell Avenue

Lexington, MA 02421

(781) 676-2100

(Name and Address of Agent For Service)

Copy to:

Mitchell S. Bloom

Edwin M. O’Connor

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,079,452 shares (2)	$1.80	$1,943,013.60	$225.20
Common Stock, $0.01 par value per share	31,555 shares (4)	$1.80	$56,799.00	$6.58
Total	1,111,007 shares			$231.78

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated 2014 Stock Option and Incentive Plan (the “Option Plan”) or the Amended and Restated 2014 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Represents shares of common stock that were automatically added to the shares authorized for future issuance under the Option Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) of the Securities Act, and based on $1.80, the average of the high and low prices reported in the consolidated reporting system as of a specified date within 5 business days prior to the date of filing the registration statement.
(4)	Represents shares of common stock that were automatically added to the shares authorized for future issuance under the ESPP.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL

INSTRUCTION E

This Registration Statement is being filed for the purpose of registering an additional (i) 1,079,452 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Amended and Restated 2014 Stock Option and Incentive Plan (the “Option Plan”) and (ii) 31,555 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Amended and Restated 2014 Employee Stock Purchase Plan (the “ESPP”), which are the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant on May 28, 2015 (Registration No. 333-204501) with respect to the Option Plan and ESPP and (i) the registration statement on Form S-8 filed by the Registrant on June 29, 2016 (Registration No. 333-212308) with respect to the Option Plan and ESPP.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on the 23rd day of March, 2017.

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ David P. Southwell
David P. Southwell
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of David P. Southwell and Dale Ritter as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated below.

Name	Title	Date

/s/ David P. Southwell	President, Chief Executive Officer and Director	March 23, 2017
David P. Southwell	(Principal Executive Officer)

/s/ Dale Ritter	Vice President–Finance	March 23, 2017
Dale Ritter	(Principal Financial and Accounting Officer)

/s/ Timothy Barberich	Director	March 23, 2017
Timothy Barberich

/s/ Carsten Boess	Director	March 23, 2017
Carsten Boess

/s/ J. Martin Carroll	Director	March 23, 2017
J. Martin Carroll

/s/ Paul G. Howes	Director	March 23, 2017
Paul G. Howes

/s/ Patrick Machado	Director	March 23, 2017
Patrick Machado

/s/ Gary M. Phillips, M.D.	Director	March 23, 2017
Gary M. Phillips, M.D.

/s/ Richard N. Spivey, PharmD, Ph.D.	Director	March 23, 2017
Richard N. Spivey, PharmD, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Inotek Pharmaceuticals Corporation (Incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K (File No. 001-36829).

4.2	Amended and Restated By-Laws of Inotek Pharmaceuticals Corporation (Incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K (File No. 001-36829).

4.3	Form of Common Stock Certificate of Inotek Pharmaceuticals Corporation (Incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K (File No. 001-36829)).

4.4	Third Amended and Restated Investor Rights Agreement, dated as of June 9, 2010, by and among the Registrant and each of the parties listed on Schedule A thereto (Incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-199859)).

4.5	Indenture between Inotek Pharmaceuticals Corporation, and Wilmington Trust, National Association, as the trustee, relating to the 5.0% Convertible Senior Notes due 2020 (Incorporated by reference to Exhibit 4.1 to the registrant’s Form 8-K filed with the SEC on February 26, 2015 (File No. 001-36829)).

4.6	Base Indenture, dated as of August 5, 2016, by and between the Registrant and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.1 to the registrant’s Form 8-K filed with the SEC on August 5, 2016) (File No. 001-36829).

4.7	First Supplemental Indenture, dated as of August 5, 2016, by and between the Registrant and Wilmington Trust, National Association (Incorporated by reference to Exhibit 4.2 to the registrant’s Form 8-K filed with the SEC on August 5, 2016) (File No. 001-36829).

4.8	Form of 5.75% Convertible Senior Note due 2021(Incorporated by reference to Exhibit 4.3 to the registrant’s Form 8-K filed with the SEC on August 5, 2016) (File No. 001-36829).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on signature page).

*	Filed herewith.